UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 24, 2005
                                                    ----------------------------

                               JUNO LIGHTING, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                     0-11631             36-2852993
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  (State or other jurisdiction         (Commission          (IRS Employer
        of incorporation)              File Number)      Identification Number)


   1300 S. Wolf Road P.O. Box 5065, Des Plaines Illinois         60017-5065
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        (Address of principal executive offices)                 (Zip Code)

Registrant's Telephone Number, including area code         (847) 827-9880
                                                      --------------------------

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Changes in Control of Registrant.
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         On August 24, 2005, pursuant to an Agreement and Plan of Merger, dated June 29, 2005 (the "Merger Agreement"), by and among Juno Lighting, Inc., a Delaware corporation ("Juno"), Square D Company, a Delaware corporation ("Parent"), Hera Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and solely for purposes of
Article IV and Section 9.12 of the Merger Agreement, Schneider Electric SA, Merger Sub merged with and into Juno, with Juno continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Square D (the "Merger"). As a result of the Merger, Juno common stockholders are entitled to receive $44.00 in cash, holders of Juno Series A convertible preferred stock are entitled to receive approximately $249.07 in cash (equal to $44.00 multiplied by the number of shares of common stock into which each such share of preferred stock was previously convertible), and holders of Juno Series B convertible preferred stock are entitled to receive approximately $225.60 in cash (equal to $44.00 multiplied by the number of shares of common stock into which each such share of preferred stock was previously convertible), in each case without interest and less any applicable withholding tax, for each share of Juno common stock, Series A convertible preferred stock or Series B convertible preferred stock, respectively, owned by them immediately prior to the effective time of the Merger.

         Juno's shares will cease trading on The Nasdaq Stock Market at the conclusion of market trading hours today and will no longer be registered under the Securities Exchange Act of 1934.

         The aggregate merger consideration paid by Square D was approximately $596 million. The Juno acquisition is being funded partly from dividends paid to Square D Company from its indirectly owned subsidiaries, specifically, Square D Company Ireland, Schneider Canada, Inc. and Schneider Mexico S.A. de C.V. totaling USD$389,592,042.53. In addition, Square D Company borrowed USD$175 million from its parent company, Schneider Electric Industries, S.A.S., plus the remainder will come from internally generated funds.

         As a result of the transaction described above, the Board of Directors of Merger Sub became the Board of Directors of Juno.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
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The information provided in Item 5.01 of this report is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATE  August 24, 2005            BY:  /s/ George J. Bilek
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                                 George J. Bilek
                                 Title:  Executive Vice President and
                                          Chief Financial Officer